EXHIBIT 10.17

              AMENDED AND RESTATED GUARANTY AGREEMENT

THIS AMENDED AND RESTATED GUARANTY AGREEMENT by HOWELL
CORPORATION (hereinafter called "Guarantor"), is in favor of BANK
OF MONTREAL, as agent (the "Agent") for the lenders (the
"Lenders") that are or become parties to the Credit Agreement defined below.


                            WITNESSETH:

WHEREAS, on December 17, 1997, HOWELL PETROLEUM CORPORATION, a Delaware corporation (hereinafter called "Borrower"), the Agent and the Lenders entered into that certain Credit Agreement, as amended by First Amendment to Credit Agreement dated as of June 1, 1998 and Second Amendment to Credit Agreement dated as of September 1, 1998 (the "Prior Credit Agreement"); and


WHEREAS, one of the terms and conditions stated in the Prior Credit Agreement for the making of the loans described therein was the execution and delivery to the Agent for the benefit of the Lenders of that certain Guaranty Agreement dated of even date therewith executed by Guarantor, as amended by First Amendment to Guaranty Agreement dated as of September 1, 1998 (the "Prior Guaranty Agreement"); and


WHEREAS, the Borrower, the Agent and the Lenders are entering into that certain Amended and Restated Credit Agreement dated as of December 1, 1998 (as the same may be amended from time to time, the "Credit Agreement") amending and restating the Prior Credit Agreement; and

WHEREAS, in connection with the execution and delivery of the Credit Agreement, the Agent has requested that the Guarantor amend and restate the Prior Guaranty Agreement;

NOW, THEREFORE, (i) in order to comply with the terms and conditions of the Credit Agreement, (ii) to induce the Lenders, at any time or from time to time, to loan monies, with or without security to or for the account of Borrower in accordance with the terms of the Credit Agreement, (iii) at the special insistence and request of the Lenders, and (iv) for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor hereby agrees as follows:

                             ARTICLE 1

                           General Terms

Section 1.1 Terms Defined Above. As used in this Guaranty Agreement, the terms "Agent", "Borrower", "Credit Agreement", "Guarantor", "Lenders", "Prior Credit Agreement" and "Prior Guaranty Agreement" shall have the meanings indicated above.


Section 1.2 Certain Definitions. As used in this Guaranty
Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

"Guarantor Claims" shall have the meaning indicated in Section
4.1 hereof.





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"Guaranty Agreement" shall mean this Amended and Restated
Guaranty Agreement, as the same may from time to time be amended or supplemented.

"Liabilities" shall mean (a) any and all indebtedness, obligations and liabilities of the Borrower pursuant to the Credit Agreement, including without limitation, the unpaid principal of and interest on the Notes, including without limitation, interest accruing subsequent to the filing of a petition or other action concerning bankruptcy or other similar proceeding; (b) payment of and performance of any and all Hedging Agreements, if any, entered into by the Borrower with a Lender;
(c) all reimbursements and other obligations with respect to Letters of Credit; and (d) all renewals, rearrangements, increases, extensions for any period, amendments or supplement in whole or in part of the Notes or any documents evidencing the above.

"Loan Documents" shall mean the Credit Agreement, the Notes, the Letters of Credit and the other Loan Documents.

Section 1.3 Credit Agreement Definitions. Unless otherwise defined herein, all terms beginning with a capital letter which are defined in the Credit Agreement shall have the same meanings herein as therein.
                             ARTICLE 2
                           The Guaranty

Section 2.1 Liabilities Guaranteed. Guarantor hereby irrevocably
            ----------------------
and unconditionally guarantees the prompt payment at maturity of the Liabilities.

Section 2.2 Nature of Guaranty. This Guaranty Agreement is an absolute, irrevocable, completed and continuing guaranty of payment and not a guaranty of collection, and no notice of the Liabilities or any extension of credit already or hereafter contracted by or extended to Borrower need be given to Guarantor. This Guaranty Agreement may not be revoked by Guarantor and shall continue to be effective with respect to debt under the Liabilities arising or created after any attempted revocation by Guarantor and shall remain in full force and effect until the Liabilities are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto no Liabilities may be outstanding. Borrower and the Lenders may modify, alter, rearrange, extend for any period and/or renew from time to time, the Liabilities, and the Lenders may waive any Default or Events of Default without notice to the Guarantor and in such event Guarantor will remain fully bound hereunder on the Liabilities. This Guaranty Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Liabilities is rescinded or must otherwise be returned by any of the Lenders upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, all as though such payment had not been made. This Guaranty Agreement may be enforced by the Agent and any subsequent holder of any of the Liabilities and shall not be discharged by the assignment or negotiation of all or part of the Liabilities. Guarantor hereby expressly waives presentment, demand, notice of non-payment, protest and notice of protest and dishonor, notice of Default or Event of Default, notice of intent to accelerate the maturity and notice




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of acceleration of the maturity and any other notice in
connection with the Liabilities, and also notice of acceptance of this Guaranty Agreement, acceptance on the part of the Lenders being conclusively presumed by the Lenders' request for this Guaranty Agreement and delivery of the same to the Agent.

Section 2.3 Agent's Rights. Guarantor authorizes the Agent, without notice or demand and without affecting Guarantor's liability hereunder, to take and hold security for the payment of this Guaranty Agreement and/or the Liabilities, and exchange, enforce, waive and release any such security; and to apply such security and direct the order or manner of sale thereof as the Agent in its discretion may determine; and to obtain a guaranty of the Liabilities from anyone or more Persons and at any time or times to enforce, waive, rearrange, modify, limit or release any of such other Persons from their obligations under such guaranties.

Section 2.4 Guarantor's Waivers.
            --------------------

(a) General. Guarantor waives any right to require any of the Lenders to (i) proceed against Borrower or any other person liable on the Liabilities, (ii) enforce any of their rights against any other guarantor of the Liabilities (iii) proceed or enforce any of their rights against or exhaust any security given to secure the Liabilities (iv) have Borrower joined with Guarantor in any suit arising out of this Guaranty Agreement and/or the Liabilities, or (v) pursue any other remedy in the Lenders' powers whatsoever. The Lenders shall not be required to mitigate damages or take any action to reduce, collect or enforce the Liabilities. Guarantor waives any defense arising by reason of any disability, lack of corporate authority or power, or other defense of Borrower or any other guarantor of the Liabilities, and shall remain liable hereon regardless of whether Borrower or any other guarantor be found not liable thereon for any reason. Whether and when to exercise any of the remedies of the Lenders under any of the Loan Documents shall be in the sole and absolute discretion of the Agent, and no delay by the Agent in enforcing any remedy, including delay in conducting a foreclosure sale, shall be a defense to the Guarantor's liability under this Guaranty Agreement.

(b) Subrogation. Until the Liabilities have been paid in full, the Guarantor waives all rights of subrogation or reimbursement against the Borrower, whether arising by contract or operation of law (including, without limitation, any such right arising under any federal or state bankruptcy or insolvency laws) and waives any right to enforce any remedy which the Lenders now have or may hereafter have against the Borrower, and waives any benefit or any right to participate in any security now or hereafter held by the Agent or any Lender.

Section 2.5 Maturity of Liabilities; Payment. Guarantor agrees that if the maturity of any of the Liabilities is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this Guaranty Agreement without demand or notice to Guarantor. Guarantor will, forthwith upon notice from the Agent, pay to the Agent the amount due and unpaid by Borrower and guaranteed hereby. The failure of the Agent to give this notice shall not in any way release Guarantor hereunder.

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Section 2.6 Agent's Expenses. If Guarantor fails to pay the
Liabilities after notice from the Agent of Borrower's failure to pay any Liabilities at maturity, and if the Agent obtains the services of an attorney for collection of amounts owing by Guarantor hereunder, or obtains advice of counsel in respect of any of their rights under this Guaranty Agreement, or if suit is filed to enforce this Guaranty Agreement, or if proceedings are had in any bankruptcy, probate, receivership or other judicial proceedings for the establishment or collection of any amount owing by Guarantor hereunder, or if any amount owing by Guarantor hereunder is collected through such proceedings, Guarantor agrees to pay to the Agent the Agent's reasonable attorneys' fees.

Section 2.7 Liability. It is expressly agreed that the liability of the Guarantor for the payment of the Liabilities guaranteed hereby shall be primary and not secondary.

Section 2.8 Events and Circumstances Not Reducing or Discharging Guarantor's Obligations. Guarantor hereby consents and agrees to each of the following to the fullest extent permitted by law, and agrees that Guarantor's obligations under this Guaranty Agreement shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

(a) Modifications, etc. Any renewal, extension, modification, increase, decrease, alteration or rearrangement of all or any part of the Liabilities, or of the Notes, or the Credit Agreement or any instrument executed in connection therewith, or any contract or understanding between Borrower and any of the Lenders, or any other Person, pertaining to the Liabilities;


(b) Adjustment, etc. Any adjustment, indulgence, forbearance or
    ---------------
compromise that might be granted or given by any of the Lenders to Borrower or Guarantor or any Person liable on the Liabilities;


(c) Condition of Borrower or Guarantor. The insolvency, bankruptcy arrangement, adjustment, composition, liquidation, disability, dissolution, death or lack of power of Borrower or Guarantor or any other Person at any time liable for the payment of all or part of the Liabilities; or any dissolution of Borrower or Guarantor, or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor, or any changes in the shareholders, partners, or members of Borrower or Guarantor; or any reorganization of Borrower or Guarantor;

(d) Invalidity of Liabilities. The invalidity, illegality or unenforceability of all or any part of the Liabilities, or any document or agreement executed in connection with the Liabilities, for any reason whatsoever, including without limitation the fact that the Liabilities, or any part thereof, exceed the amount permitted by law, the act of creating the Liabilities or any part thereof is ultra vires, the officers or representatives executing the documents or otherwise creating the Liabilities acted in excess of their authority, the Liabilities violate applicable usury laws, the Borrower has valid defenses, claims or offsets (whether at law, inequity or by agreement) which render the Liabilities wholly or partially uncollectible from

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Borrower, the creation, performance or repayment of the
Liabilities (or the execution, delivery and performance of any document or instrument representing part of the Liabilities or executed in connection with the Liabilities, or given to secure the repayment of the Liabilities) is illegal, uncollectible, legally impossible or unenforceable, or the Credit Agreement or other documents or instruments pertaining to the Liabilities have been forged or otherwise are irregular or not genuine or authentic;

(e) Release of Obligors. Any full or partial release of the liability of Borrower on the Liabilities or any part thereof, of any co-guarantors, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Liabilities or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Liabilities in full without assistance or support of any other Person, and Guarantor has not been induced to enter into this Guaranty Agreement on the basis of a contemplation, belief, understanding or agreement that other parties other than the Borrower will be liable to perform the Liabilities, or the Lenders will look to other parties to perform the Liabilities.

(f) Other Security. The taking or accepting of any other
    --------------
security, collateral or guaranty, or other assurance of payment, for all or any part of the Liabilities;

(g) Release of Collateral, etc. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment
(including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Liabilities;

(h) Care and Diligence. The failure of the Lenders or any other
Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;

(i) Status of Liens. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Liabilities shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Liabilities;

G) Payments Rescinded. Any payment by Borrower to the Lenders is
   ------------------
held to constitute a preference under the bankruptcy laws, or for any reason the





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


Lenders are required to refund such payment or pay such amount to Borrower or someone else; or

(k) Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Credit Agreement, the Liabilities, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Liabilities pursuant to the terms hereof; it being the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Liabilities when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Liabilities.



                             ARTICLE 3

                  Representations and Warranties

Section 3.1 By Guarantor. In order to induce the Lenders to accept this Guaranty Agreement, Guarantor represents and warrants to the Lenders (which representations and warranties will survive the creation of the Liabilities and any extension of credit thereunder) that:

(a) Benefit to Guarantor. Guarantor's guaranty pursuant to this Guaranty Agreement reasonably may be expected to benefit, directly or indirectly, Guarantor.

(b) Corporate Existence. Guarantor is a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware and is duly qualified all jurisdictions wherein the failure to be so organized, existing and in good standing would have a Material Adverse Effect.

(c) Corporate Power and Authorization. Guarantor is duly authorized and empowered to execute, deliver and perform this Guaranty Agreement and all corporate action on Guarantor's part requisite for the due execution, delivery and performance of this Guaranty Agreement has been duly and effectively taken.

(d) Binding Obligations. This Guaranty Agreement constitutes valid and binding obligations of Guarantor, enforceable in accordance with its terms (except that enforcement may be subject to any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors' rights).

(e) No Legal Bar or Resultant Lien. This Guaranty Agreement will not violate any provisions of Guarantor's articles or certificate of incorporation, bylaws, or any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which Guarantor is subject, or result in the creation or imposition of any Lien upon any Properties of Guarantor.




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



(f) No Consent. Guarantor's execution, delivery and performance of this Guaranty Agreement does not require the consent or approval of any other Person, including without limitation any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof.

(g) Solvency. The Guarantor hereby represents that (i) it is not insolvent as of the date hereof and will not be rendered insolvent as a result of this Guaranty Agreement, (ii) it is not engaged in business or a transaction, or about to engage in a business or a transaction, for which any property or assets remaining with such Guarantor is unreasonably small capital, and
(iii) it does not intend to incur, or believe it will incur, debts that will be beyond its ability to pay as such debts mature.

(h) Financial Condition. The audited consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as at December 31, 1997 and the related consolidated statement of income, stockholders' equity and cash flow of the Guarantor and its Consolidated Subsidiaries for the fiscal year ended on said date, with the opinion thereon of Deloitte & Touche LLP heretofore furnished to each of the Lenders and the unaudited consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as at September 30, 1998 and their related consolidated statements of income, stockholders' equity and cash flow of the Guarantor and its Consolidated Subsidiaries for the ninth month period ended on such date heretofore furnished to the Agent, are complete and correct and fairly present the consolidated financial condition of the Guarantor and its Consolidated Subsidiaries as at said dates and the results of its operations for the fiscal year and the ninth month period on said dates, all in accordance with GAAP, as applied on a consistent basis (subject, in the case of the interim financial statements, to normal year-end adjustments). Neither the Guarantor nor any of its Subsidiaries has on the Closing Date any material Debt, material contingent liabilities, material liabilities for taxes, material unusual forward or long- term commitments or material unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Financial Statements or in Schedule 7.02 of the Credit Agreement. Since December 31, 1997, there has been no change or event having a Material Adverse Effect. Since the date of the Financial Statements, neither the business nor the Properties of the Guarantor or any of its material Subsidiaries have been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by any Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy.

(i) Litigation. Except as disclosed to the Lenders in Schedule
7.03 of the Credit Agreement, at the Closing Date there is no material litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of the Guarantor threatened against or affecting the Guarantor or any of Its Subsidiaries which involves the reasonable possibility of any judgment or liability against the Guarantor or any of its Subsidiaries not fully covered by insurance (except for normal deductibles).




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


(j) No Breach. Neither the execution and delivery of this Guaranty Agreement or any other Loan Documents, nor compliance with the terms and provisions hereof or thereof will conflict with or result in a breach of, or require any consent which has not been obtained as of the Closing Date under, the respective charter or by-laws of the Guarantor or any of its Subsidiaries, or any Governmental Requirement or any agreement or instrument to which the Guarantor or any of its Subsidiaries is a party or by which it is bound or to which it or its Properties are subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Guarantor or any of its Subsidiaries pursuant to the terms of any such agreement or instrument other than the Liens created by the Loan Documents.

(k) ERISA.
    ------


(1) No act, omission or transaction has occurred with respect to any Plan which would have a Material Adverse Effect.

(2) No Plan (other than a defined contribution plan) or any trust created under any such Plan has been terminated since September 2, 1974. No liability to the PBGC (other than for the payment of current premiums which are not past due) by the Guarantor, any of its Subsidiaries or any ERISA Affiliate has been or is expected by the Guarantor, any of its Subsidiaries or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred that would have a Material Adverse Effect.

(3) Full payment when due has been made of all amounts which the Guarantor, any of its Subsidiaries or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

(4) The actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of the Guarantor's most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA.

(5) None of the Guarantor, any of its Subsidiaries or any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Guarantor, a Subsidiary or any ERISA Affiliate in its sole discretion at any time without any material liability.








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(6) None of the Guarantor, any of its Subsidiaries or any ERISA
Affiliate sponsors, maintains or contributes to, or has at any time in the preceding six calendar years, sponsored, maintained or contributed to, any Multiemployer Plan.

(7) None of the Guarantor, any of its Subsidiaries or any ERISA
Affiliate is required to provide security under section
401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

(l) Taxes. Except as set out in Schedule 7.09 of the Credit Agreement, each of the Guarantor and its Subsidiaries has filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all material taxes due pursuant to such returns or pursuant to any assessment received by the Guarantor or any of its Subsidiaries. The charges, accruals and reserves on the books of the Guarantor and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Guarantor, adequate. No material tax lien (other than any Excepted Lien) has been filed and, to the knowledge of the Guarantor, no material claim is being asserted with respect to any such tax, fee or other charge.

(m) Title to Capital Stock of Borrower. The Guarantor has good
    ----------------------------------
and unencumbered title to all of the capital stock of the Borrower.

(n) Investment Company Act. Neither the Guarantor nor any of its
    ----------------------
Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment
Company Act of 1940, as amended.

(0) Public Utility: Holding Company Act. Neither the Guarantor
    -----------------------------------
nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

(P) Subsidiaries. Except as set forth on Schedule 1 hereto, the Guarantor has no Subsidiaries other than the Borrower.

(q) Compliance with the Law. Neither the Guarantor nor any of its Subsidiaries has violated any Governmental Requirement or failed to obtain any license, permit, franchise or other governmental authorization necessary for the ownership of any of its Properties or the conduct of its business, which violation or failure would have (in the event such violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect.

Section 3.2 No Representation by Lenders. Neither the Lenders nor any other Person has made any representation, warranty or statement to the Guarantor in order to induce the Guarantor to execute this Guaranty Agreement.

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
                             ARTICLE 4

                   Subordination of Indebtedness

Section 4.1 Subordination of All Guarantor Claims. As used herein, the term "Guarantor Claims" shall mean all debts and liabilities of Borrower to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligation of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the person or persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor. The Guarantor Claims shall include without limitation all rights and claims of Guarantor against Borrower arising as a result of subrogation or otherwise as a result of Guarantor's payment of all or a portion of the Liabilities. It is understood that the Guarantor Claims are expressly made subordinate and junior in right of payment to the prior payment and performance of the Liabilities and accordingly no payment or prepayment of any principal, interest or other amount on account of the Guarantor Claims shall be made, if at the time of such payment or prepayment or immediately after giving affect thereto
(a) there shall exist a default in the payment or prepayment with respect to any of the Liabilities or (b) there shall have occurred an Event of Default and such Event of Default shall not have been cured or waived; and further, until the Liabilities shall be paid and satisfied in full and no Commitments remain outstanding under the Credit Agreement, no payment or prepayment of any principal, interest or other amount on account of that certain indebtedness the principal amount of $53,021,715.00 owing by the Borrower to Guarantor shall be received or collected, directly or indirectly except as permitted by Section 9.20 of the Credit Agreement.

Section 4.2 Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor's relief, or other insolvency proceedings involving Borrower, as debtor, the Lenders shall have the right to prove their claim in any proceeding, so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian, dividends and payments which would otherwise be payable upon Guarantor Claims. Guarantor hereby assigns such dividends and payments to the Lenders. Should the Agent or any Lender receive, for application upon the Liabilities, any such dividend or payment which is otherwise payable to Guarantor, and which, as between Borrower and Guarantor, shall constitute a credit upon the Guarantor Claims, then upon payment in full of the Liabilities, Guarantor shall become subrogated to the rights of the Lenders to the extent that such payments to the Lenders on the Guarantor Claims have contributed toward the liquidation of the Liabilities, and such subrogation shall be with respect to that proportion of the Liabilities which would have been unpaid if the Agent or a Lender had not received dividends or payments upon the Guarantor Claims.

Section 4.3 Payments Held in Trust. In the event that notwithstanding Sections 4.1 and 4.2 above, Guarantor should receive any funds, payments, claims or distributions which is prohibited by such Sections, Guarantor agrees to hold in trust for the Lenders an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions except to pay them promptly to the Agent, and Guarantor covenants promptly to pay the same to the Agent.





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Section 4.4 Liens Subordinate. Guarantor agrees that any liens, security interests judgment liens, charges or other encumbrances upon Borrower's assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower's assets securing payment of the Liabilities, regardless of whether such encumbrances in favor of Guarantor, the Agent or the Lenders presently exist or are hereafter created or attach. Without the prior written consent of the Lenders, Guarantor shall not (a) exercise or enforce any creditor's right it may have against the Borrower, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including without limitation the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor's relief or insolvency proceeding) to enforce any lien, mortgages, deeds of trust, security interest, collateral rights, judgments or other encumbrances on assets of Borrower held by Guarantor.

Section 4.5 Notation of Records. All promissory notes, accounts receivable ledgers or other evidence of the Guarantor Claims accepted by or held by Guarantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Guaranty Agreement.

                             ARTICLE 5

                   Certain Additional Covenants

Section 5.1 Capital Stock of Borrower. The Guarantor will not permit any of the capital stock of the Borrower to be owned or controlled (other than through stock ownership of the Guarantor) by any Person other than the Guarantor.

Section 5.2 Liens. The Guarantor will not create, incur, assume or permit to exist any Lien on any of the capital stock of the Borrower other than Excepted Liens.

Section 5.3 Tangible Net Worth. The Guarantor's Tangible Net Worth shall not at any time be less than $20,000,000, plus 75% of the proceeds received by the Guarantor from equity capital offerings after the Closing Date, plus 75% of the Guarantor's consolidated net income for each fiscal year for which net income is positive beginning with the fiscal year ending December 31, 1998. Such test shall be measured at the end of each fiscal quarter and at fiscal year end.

Section 5.4 Current Ratio. The Guarantor's ratio of (i) consolidated current assets plus availability under Facility A to
(ii) consolidated current liabilities (excluding current maturities of the Notes) shall not at any time be less than 1.0 to 1.0.

Section 5.5 Applicable Interest Coverage Ratio Requirement. The Guarantor will not permit its Applicable Interest Coverage Ratio for the relevant periods set forth below (calculated quarterly at the end of each calendar quarter) to be less than the following ratios:

(i) through June 30, 1999, not less than 1.5 to 1.0 on a rolling four quarter basis; and

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(ii) beginning in the third quarter of the 1999 fiscal year and thereafter, the ratio will not be less than 1.5 to 1.0 at the end of any fiscal quarter.


For purposes of this Section 5.5, the Applicable Interest
Coverage Ratio shall mean, for any period, the ratio of EBITDA for such period to Interest Expense for such period.

If, for any calendar quarter commencing with the first quarter of the 1999 fiscal year of the Guarantor, the Average Hydrocarbon Price is at levels set forth in the table below ("Trigger Quarter") the Applicable Interest Coverage Ratio shall increase beginning the later of the third quarter of the 1999 fiscal year or the fiscal quarter following the Trigger Quarter to the corresponding ratio opposite the Average Hydrocarbon Price, provided, however, the Applicable Interest Coverage Ratio requirement may only increase as the price of oil increases and shall not thereafter decrease if the Average Hydrocarbon Price decreases.

Average Hydrocarbon Price (bbl)           Applicable Interest
Coverage Ratio

         >$16                        1.75 to 1.00

         >$17                        2.00 to 1.00

         >$18                        2.25 to 1.00

         >$19                        2.50 to 1.00



                             ARTICLE 6

                           Miscellaneous

Section 6.1 Successors and Assigns. This Guaranty Agreement is and shall be in every particular available to the successors and assigns of the Lenders and is and shall always be fully binding upon the legal representatives, successors and assigns of Guarantor, notwithstanding that some or all of the monies, the repayment of which this Guaranty Agreement applies, may be actually advanced after any bankruptcy, receivership, reorganization or other event affecting Guarantor.

Section 6.2 Notices. Any notice or demand to Guarantor under or in connection with this Guaranty Agreement may be given and shall conclusively be deemed and considered to have been given and received in accordance with Section 12.02 of the Credit Agreement, addressed to Guarantor at the address on the signature page hereof or at such other address provided to the Agent in writing.


Section 6.3 Business and Financial Information. The Guarantor will promptly furnish to the Agent and the Lenders from time to time upon request such information regarding the business and affairs and financial condition of the Guarantor and its subsidiaries as the Agent and the Lenders may reasonably request.

Section 6.4 Construction. This Guaranty Agreement is a contract made under and shall be construed in accordance with and governed by the laws of the State of Texas.





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


Section 6.5 Invalidity. In the event that anyone or more of the provisions contained in this Guaranty Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Guaranty Agreement.

Section 6.6 ENTIRE AGREEMENT. THIS WRITTEN GUARANTY AGREEMENT EMBODIES THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE LENDERS AND THE GUARANTOR AND SUPERSEDES ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THIS WRITTEN GUARANTY AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

WITNESS THE EXECUTION HEREOF, as of December 1, 1998.

HOWELL CORPORATION



By: /s/ JOHN E BREWSTER
    -------------------
Name:  John E. Brewster
Title: Vice President
1500 Howell Building
1111 Fannin
Houston, Texas 77002-6923
Telecopier No.: (713) 658-4007
Telephone No.: (713) 658-4008
Attention:
           ---------------



STATE OF TEXAS

COUNTY OF HARRIS


THIS INSTRUMENT was acknowledged before me on December 31, 1998 by John E. Brewster, Jr., Vice President of Howell Corporation, a
Delaware corporation, on behalf of such corporation.


/s/ CAROL J. JESSUP
-------------------
Carol J. Jessup
Notary Public in and for the State of Texas



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